              UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549




                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  May 3, 1996
                                                        -----------




                      TOYOTA MOTOR CREDIT CORPORATION
  --------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)





      California                   1-9961                    95-3775816
  -------------------          ----------------          -------------------
    (State or other              (Commission               (IRS Employer
    jurisdiction of              File Number)            Identification No.)
    incorporation)





         19001 South Western Avenue
           Torrance, California                                   90509
  ----------------------------------------                    --------------
  (Address of principal executive offices)                      (Zip Code)





  Registrant's telephone number, including area code          (310) 787-1310
                                                              --------------

Item 5.     Other Events
            ------------

Toyota Motor Credit Corporation's (the "Company's") net income for the three months and six months ended March 31, 1996 was $36 million and $77 million, respectively, as compared to $45 million and $89 million for the same periods in fiscal 1995.

Total assets were $17.6 billion, $16.2 billion and $16.4 billion at March 31, 1996, September 30, 1995 and March 31, 1995, respectively. Total net earning assets (consisting of investments in operating leases, net and finance receivables, net) were $16.9 billion, $15.4 billion and $15.0 billion at March 31, 1996, September 30, 1995 and March 31, 1995, respectively. Total notes and loans payable, including the effect of foreign currency translations at spot rates in effect at the balance sheet date, were $13.9 billion, $12.7 billion and $13.2 billion at March 31, 1996, September 30, 1995 and March 31, 1995, respectively. Total shareholder's equity was $1.8 billion, $1.7 billion and $1.6 billion at March 31, 1996, September 30, 1995 and March 31, 1995, respectively.

Financial results for the three months and six months ended March 31, 1996 and 1995 follow:

                                              Three Months Ended    Six Months Ended
                                                   March 31,            March 31,
                                              ------------------    ----------------
                                               1996        1995      1996      1995
                                              ------      ------    ------    ------
                                                             (Unaudited)
Financing Revenues:

   Leasing.................................   $  593      $  465    $1,150    $  894
   Retail financing........................      103         107       204       216
   Wholesale and other dealer financing....       28          29        58        55
                                              ------      ------    ------    ------

Total financing revenues...................      724         601     1,412     1,165

   Depreciation on operating leases........      394         298       764       575
   Interest expense........................      196         175       389       336
                                              ------      ------    ------    ------

Net financing revenues.....................      134         128       259       254

Other revenues.............................       29          26        58        51
                                              ------      ------    ------    ------

Net Financing Revenues and Other Revenues..      163         154       317       305
                                              ------      ------    ------    ------

Expenses:

   Operating and administrative............       74          64       139       124
   Provision for credit losses.............       29          15        50        33
                                              ------      ------    ------    ------

Total Expenses............................       103          79       189       157
                                              ------      ------    ------    ------

Income before income taxes.................       60          75       128       148

Provision for income taxes.................       24          30        51        59
                                              ------      ------    ------    ------

Net Income.................................   $   36      $   45    $   77    $   89
                                              ======      ======    ======    ======

                                 SIGNATURES
                                 ----------


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               TOYOTA MOTOR CREDIT CORPORATION
                                               -------------------------------
                                                        (Registrant)



Date:  May 3, 1996                         By       /S/ WOLFGANG JAHN
                                               -------------------------------
                                                        WOLFGANG JAHN
                                                  Senior Vice President and
                                                       General Manager
                                                (principal executive officer)